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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Option Plan of Isis Pharmaceuticals, Inc. for the registration of 2,000,000 shares of common stock of our report dated January 23, 1998, except for the first and last paragraphs of Note 4, as to which the date is February 27, 1998, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP

San Diego, California
May 26, 1998